Exhibit 10.15

                          SECURITIES PURCHASE AGREEMENT

                  THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between HEALTH SCIENCES GROUP, INC., a Colorado corporation, with headquarters located at 6080 Center Drive, 6th Floor, Los Angeles California 90045 (the "Company"), and CASTLERIGG MASTER INVESTMENTS, LTD., a corporation organized under the laws of the British Virgin Islands with headquarters at 1251 Avenue of the Americas, New York, NY 10020 (the "Lender").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Lender are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, INTER alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Sections 4(2) and 4(6) of the 1933 Act; and

                  WHEREAS, subject to the terms and conditions of this Agreement, the Lender's wishes to purchase a 12% Secured Convertible Debenture of the Company in the principal amount of $500,000.00 (the "Debenture"), which Debenture will be convertible into shares of common stock, $.001 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of the Debenture, together with the Warrant (as defined in Section 4(e) below) exercisable for the purchase of shares of Common Stock, and subject to acceptance of this Agreement by the Company;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  a. Purchase of Debenture; Certain Definitions.

                  (i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the Lender hereby agrees to purchase the Debenture in the principal amount of $500,000 (the "Purchase Price"). The Debenture shall have the terms and conditions of, and be substantially in the form attached hereto as, Annex I.

                  (ii) The Purchase Price shall be payable in United States Dollars.

                  b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  (i) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

                  (ii) "Closing Date" means the date of the closing of the purchase and sale of the Debenture and Warrants upon the release of the Purchase Price from escrow, as provided herein.

                  (iii) "Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).



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"Conversion  Date" means the date on which notice is received of conversion with respect to any Debenture, provided however, that the Conversion Date shall not precede the earlier of (A) 150 days after the Closing Date, (B) the Effective Date or (C) the date that any shareholder of the Company who became the beneficial owner of shares of Common Stock of the Company within the 12 months preceding the date of the Debenture issued pursuant to this Agreement sells such shares of Common Stock in a public sale pursuant to Rule 144 under the 1933 Act.

"Conversion Shares" means the shares of Common Stock issuable upon conversion of the Debenture (including, if relevant, accrued interest on the Debenture so converted).

(vi) "Conversion Price" means the lower of (A) 30% below the average VWAP per share of Common Stock during the five trading dates prior to the Conversion Date, but in no event lower than the Floor Price, or (B) $0.85 per Conversion Share.

 "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement) relating to the Securities.

(viii) "Floor Price" means $0.85 per share.

(ix) "Holder" means the Lender and any other Person holding the relevant Securities.

                  (x) "Last Audited Date" means December 31, 2002.

                  (xi) "Lender Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Lender pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

                  (xii) "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) materially adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Agreements, (x) have or result in a material adverse effect on the results of operations, assets, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole,
(y) materially adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Agreements, or (z) materially and adversely affect the value of the rights granted to the Lender in the Transaction Agreements.

                  (xiii) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

                  (xiv) "Principal Trading Market" means The NASDAQ OTC Bulletin Board.

                  (xv) "Registration Rights Agreement" means the Registration Rights Agreement in the form annexed hereto as Annex II, as executed by the Lender and the Company simultaneously with the execution of this Agreement.

         (xvi) "Securities" means the Debenture, the Warrant, the Conversion Shares and the Warrant Shares (as defined below).

         (xvii) "Security Agreement" means the security agreement, which provides for a subordinate security interest in the accounts receivable and proceeds therefrom of the Company and its Subsidiaries in the form attached hereto as Annex IV.

                  (xviii) "Shares" means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares and the shares issuable pursuant to Section 2(k).

(xix) "Transaction Agreements" means the Securities Purchase Agreement, the Debenture, the Registration Rights Agreement, the Warrant, the Security Agreement, UCC-1 Financing Statements and includes all ancillary documents referred to in those agreements.

(xx) "VWAP" means the daily volume weighted average price of the Company's Common Stock on the Principal Trading Market as reported by Bloomberg Financial L.P. (Based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern
Time) using the VWAP function on the date in question.

(xxi) "Warrant" has the meaning set forth in Section 4(e) of this Agreement.

(xxii) "Warrant Exercise Price" shall be $1.25 per share, subject to adjustment as set forth in the Warrant.

                  (xxvi) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrant.

                  c. Form of Payment; Delivery of Certificates.

As a condition precedent to the release of the Purchase Price to the Company, the Company shall deliver the Transaction Agreements, each duly executed on behalf of the Company and issued in the name of the Lender.

(ii) Payment of the Purchase Price shall be made by wire transfer or by certified check.

Method of Payment. Payment of the Purchase Price shall be made by wire transfer of funds on the Closing Date as directed by the Company.

e. Redemption Right. Until at such time that the Lender does not directly or indirectly own any Debenture and provided that either (A) the VWAP per share of a share of Common Stock is less than $0.85 per share on the trading date prior to the date that would have been the Conversion Date but for the Lender's exercise of its redemption right, or (B) if there is no effective registration statement in effect for the Registrable Securities on or before the 150th day from the date hereof, then the Lender shall have the following redemption right. Each Lender shall have the right, by delivery of written notice to the Company (the "Put Notice"), to require the Company to purchase from the Lender the Debenture, or portion thereof being converted, at the Put Price (as defined below). The Lender shall have the right to have the Company redeem the Debenture on any date even if the Lender could not convert the Debenture because the VWAP per share on the prior trading date is less than $0.85 per share. The Company shall pay the Put Price and interest thereon until payment at the rate of 12% per annum in cash no later than 45 business days after the date of the Put Notice. The "Put Price" shall equal 130% of the sum of the Purchase Price with respect to the Debenture or portion thereof being redeemed and all accrued and unpaid interest thereon through the date of the Put Notice. In the event that the Company fails to pay the Put Price within such 45 day period, then the Put Price shall accrue interest at the rate of 18% per annum from the date of the Debenture until paid and the Lender shall have the right to declare an event of default under any Debenture that remains outstanding after delivery of the Put Notice.

                  2.  LENDER  REPRESENTATIONS,   WARRANTIES,   ETC.;  ACCESS  TO
INFORMATION; INDEPENDENT INVESTIGATION.

                  The Lender represents and warrants to, and covenants and agrees, with the Company as follows:

                  a. Without limiting the Lender's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with the 1933 Act, the Lender is purchasing the Debenture and Warrant and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  b. The Lender resides in the state, province, or country set forth in the beginning of this Agreement.

                  c. If the Lender is not a United States person (as defined in Regulation S under the 1933 Act), the Lender hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction (the "Lender's Jurisdiction") in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within the Lender's Jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions of the Lender's Jurisdiction applicable to such


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purchase, (iii) any of Lender's Jurisdiction's government or other consents that may need to be obtained in connection with Lender's execution of this Agreement and the other Transaction Agreements to which the Lender is a party, (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Lender's subscription and payment for, and the Lender's continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of the Lender's Jurisdiction.

                  d. The Lender is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act,
(ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and
(iv) able to afford the entire loss of its investment in the Securities.

                  e. All subsequent offers and sales of the Securities by the Lender shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

                  f. The Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

                  g. The Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debenture and the offer of the Shares which have been requested by the Lender. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Lender has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, (2) Quarterly Report on Form 10 QSB for the fiscal quarter ended March 31, 2003and (3) any Periodic Report on Form 8-K filed by the Company since January 1, 2003 and up and through the Closing Date (collectively, the "Company's SEC Documents").

                  h.  The  Lender   understands   that  its  investment  in  the
Securities involves a high degree of risk.

                  i. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  j. This Agreement and the other Transaction Agreements to which the Lender is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Lender and are valid and binding agreements of the Lender enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  k. Lender is not aware of any action by Lender which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Company or any Company Control Person relating to this Agreement or the transactions contemplated hereby, except for the payment of a cash consulting fee of 10% percent of the Purchase Price to FCIM Corp. and a Warrant to Vestcom with terms identical to the Warrants for a number of shares equal to 15% (88,235 shares), of the shares issueable upon exercise of the Warrants. The shares underlying the Warrants issued to the consultants shall be registered by the Company pursuant to the Registration Rights Agreement.

                  l. The Lender has not acted and does not intend to act as a group within the meaning of the Securities Exchange Act of 1934 (the "1934 Act").

                  m. The Lender (a) is subscribing for Securities of the Company for the Lender's own account, own risk and own beneficial interest, (b) is not acting as an agent, representative, intermediary, nominee or in a similar capacity for any other person or entity, nominee account or beneficial owner, whether a natural person or entity (each such natural person or entity, an "Underlying Beneficial Owner") and no Underlying Beneficial Owner will have a

BENEFICIAL or economic interest in the Securities being purchased by the Lender (whether directly or indirectly, including without limitation, through any option, swap, forward or any other hedging or derivative transaction), (c) if it is an entity, including, without limitation, a fund-of-funds, trust, pension plan or any other entity that is not a natural person (each, an "Entity"), has carried out thorough due diligence as to and established the identities of such Entity's Lenders, directors, officers, trustees, beneficiaries and grantors (to the extent applicable, each a "Related Person" of such Entity), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of the Lender's complete redemption from the Company, will request such additional information as the Company may require to verify such identities as may be required by applicable law, and will make such information available to the Company upon its request, and (d) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the securities to any Underlying Beneficial Owner or any other person; or

                           (ii)(a) is  subscribing  for  Securities  as a record
owner and will not have a beneficial ownership interest in the Securities, (b) is acting as an agent, representative, intermediary, nominee or in a similar capacity for one or more Underlying Beneficial Owners (as defined in (A)(i)(a) above), and understands and acknowledges that the representations, warranties and agreements made in the Transaction Agreements are made by the Lender with respect to both the Lender and the Underlying Beneficial Owner(s), (c) has all requisite power and authority from the Underlying Beneficial Owner(s) to execute and perform the obligations under the Subscription Agreement,(d) has carried out thorough due diligence as to and established the identities of all Underlying Beneficial Owners (and, if an Underlying Beneficial Owner is not a natural person, the identities of such Underlying Beneficial Owner's Related Persons (to the extend applicable), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of the Lender's complete redemption from the Company, and will make such information available to the Company upon its request and (e) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Securities to any person other than the Underlying Beneficial Owners(s). Notwithstanding anything contained herein to the contrary, the parties acknowledge that the Lender may be controlled by individual shareholders who may be deemed Underlying Beneficial of the Securities.

                    (n) The proposed investment in the Company that is being made on the Lender's own behalf or, if applicable, on behalf of any Underlying Beneficial Owners does not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to the Lender, including anti-money laundering laws (a "Prohibited Investment").

                  (o) Federal regulations and Executive Orders administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at WWW.TREAS.GOV/OFAC. The Lender hereby represents and warrants that neither the Lender nor, if applicable, any Underlying Beneficial Owner or Related Person, is a country, territory, person or entity named on an OFAC list, nor is the Lender nor, if applicable, any Underlying Beneficial Owner or Related Person, a natural person or entity with whom dealings are prohibited under any OFAC regulations.

                  (p) Neither the Lender nor, if applicable, any Underlying Beneficial Owner or Related Person, is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure within the meaning of, and applicable guidance issued by the Department of the Treasury concerning, the U.S. Bank Secrecy Act (31 U.S.C. ss.5311 et seq.), as amended, and any regulations promulgated thereunder.

                  (q) The Lender agrees to indemnify and hold harmless the Company, its affiliates, their respective directors, officers, managers, partners, shareholders, employees, agents and representatives (each, an "Indemnitee") from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) (collectively, "Damages") which may result, directly or indirectly, from te Lender's misrepresentations or misstatements contained herein or breaches hereof relating to paragraphs (m) through (p).

                  (r) The Lender understands and agrees that, notwithstanding anything to the contrary contained in any document (including any side letters or similar agreements), if, following the Lender's investment in the Company, it is discovered that the investment is or has become a Prohibited Investment, such investment may immediately be redeemed by the Company at cost or otherwise be subject to the remedies required by law, and the Lender shall have no claim against any Indemnitee for any form of Damages as a result of such forced redemption or other action.

                  (s) Upon the written request from the Company, the Lender agrees to provide all information to the Company to enable the Company to comply with all applicable anti-money laundering statutes, rules, regulations and policies, including any policies applicable to a portfolio investment held or proposed to be held by the Company. The Lender understands and agrees that the Company may release confidential information about the Lender and, if applicable, any Underlying Beneficial Owner(s) or Related Person(s) to any person, if the Company, in its sole discretion, determines that such disclosure is necessary to comply with applicable statutes, rules, regulations and policies.

                  3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to each Lender as of the date hereof and as of the Closing Date that:

                  a. Rights of Others Affecting the Transactions. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Debenture, the Warrant or the Shares. No party has a currently exercisable right of first refusal, which would be applicable to any, or all of the transactions contemplated by the Transaction Agreements.

                  b. Status. The Company and its subsidiaries, Excel Healthcare, Inc. ("XCEL"), BioSelect Innovation, Inc. ("BioSelect") and Quality Botanical Ingredients, Inc. ("QBI") are corporations duly organized, validly existing and in good standing under the laws of their states of incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and its subsidiaries are duly qualified as foreign corporations to do business and are in good standing in each jurisdiction where the nature of the business conducted or property owned by each makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act. The Common Stock is listed and quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing and quotation on the Principal Trading Market and the Company has maintained all requirements for the continuation of such listing. The Company is the sole shareholder of XCEL, BioSelect and QBI.

                  c. Authorized Shares. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, $.001 par value per share, of which, as of May 21, 2003, there were 11,164,175 shares outstanding and (ii) 5,000,000 shares of Preferred Stock, $.001 par value per share, of which none are outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debenture or upon exercise of the Warrant, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

         d. Transaction Agreements and Stock. This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company and the Security Agreement and the transactions contemplated thereby, have been duly and validly authorized by XCEL, BioSelect and QBI. This Agreement has been duly executed and delivered by the Company and this Agreement is, and the Transaction Agreements, when executed and delivered by the Company, XCEL and BioSelect, will be, valid and binding agreements of the Company, XCEL, Bio-Select and QBI, enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  e. Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, XCEL, BioSelect and QBI, do not and will not conflict with or result in a breach by the Company, XCEL, BioSelect or QBI of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, XCEL, BioSelect and QBI, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company, XCEL, BioSelect or QBI is a party or by which their or any of their properties or assets are bound, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, XCEL, BioSelect or QBI or any of their properties or assets, except if such conflict, breach or default would not have or result in a Material Adverse Effect.

                  f. Approvals. To the Company's knowledge, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange is required to be obtained by the Company for the issuance and sale of the Securities to the Lender as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained or for which the failure to obtain such would not, individually or in the aggregate, have a Material Adverse Effect.

                  g. Filings. To the Company's knowledge, none of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Except as set forth in
Schedule 3(g), the Company has, since September 1, 2001, timely filed all requisite forms, reports and exhibits with the SEC.

                  h. Absence of Certain Changes. Since December 31,
2002 there has been no material adverse change in the Company's business and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since December 31, 2002, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices, or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment or received any notice of termination from any executive officer.

                  i. Absence of Litigation. There is no material action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending against or affecting the Company, XCEL, BioSelect or QBI before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other Person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company, XCEL, BioSelect or QBI to perform their obligations under, any of the Transaction Agreements. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company, XCEL, BioSelect or QBI is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

j. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the
Company's  SEC  Documents  or  those  incurred  in the  ordinary  course  of the
Company's business since September 30, 2002, or which individually or in the aggregate, does not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would
(x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

k. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Lender that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Transaction Agreements, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Lender in the Transaction Agreements.

l. Prior Issues. Except as provided in the Company's SEC Documents, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities (which are convertible into Common Stock for a consideration below the Floor Price).

m. No Default. To the Company's knowledge, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company, XCEL, BioSelect or QBI is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect on the business, operations or the condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

                  n. No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time in the six months prior to the date hereof, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

         o. Dilution The Company's executive officers and directors understand and acknowledge that the number of Shares issuable upon conversion of the Debenture and the exercise of the Warrant may increase in certain circumstances, including, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Debentures. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debenture and upon exercise of the Warrant is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

         p. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         q. Tax Status. To the Company's knowledge, the Company and each of its subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be delinquent by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

         r. Title to Property and Assets. Except as set forth on Schedule 3(r), the Company and its subsidiaries own their property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. Notwithstanding anything contained herein to the contrary, the accounts receivable of XCEL, BioSelect and QBI are owned free and clear of all mortgages, liens, loans and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

         s. Fees. The Company is not aware of any action by the Company which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Company or any Company Control Person relating to this Agreement or the transactions contemplated hereby, except for the payment of a cash consulting fee of 10% of the Purchase Price to FCIM Corp. and a Warrant to Vestcom with terms identical to the Warrant for a number of shares equal to 15% (88,235 shares), of the shares issueable upon exercise of the Warrant. The shares underlying the Warrant issued to the consultants shall be registered by the Company pursuant to the Registration Rights Agreement.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. Transfer Restrictions. The Lender acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Lender shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  b. Restrictive Legend. The Lender acknowledges and agrees that the Securities and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  c. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Lender under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market.

                  d. Reporting Status. So long as the Lender beneficially owns any of the Securities, the Company shall use commercially reasonably efforts to file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. applicable to it at least so long as the Lender beneficially owns any of the Securities.

e. Warrants. The Company agrees to issue to the Lender a transferable warrant (the "Warrant") for the purchase of an aggregate of 588,235 shares (a number of shares equal to one hundred percent (100%) of the Conversion Shares) at the Warrant Exercise Price. The Warrant will be exercisable commencing upon the date of issuance and shall expire on the last day of the calendar month in which the fifth anniversary of the date of issuance occurs regardless of whether the Debenture have been converted by the Lender or redeemed by the Company. The Warrant will be issued on the Closing Date and shall be in the form annexed hereto as Annex III, and shall have registration rights as provided in the Registration Rights Agreement.

                  f. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Minimum Available Shares") at least equal to the sum of one hundred percent (100%) of the (x) number of shares of Common Stock issuable as may be required to satisfy the conversion right of the Lender, plus (y) the number of shares issuable upon exercise the Warrant held by all Holders. . For the purposes of such calculations, the Company should assume that all the Debenture was then convertible and the Warrant was then exercisable without regard to any restrictions which might limit the Lender's right to convert any the Debenture or exercise the Warrants held by the Lender.

                  g. Favored Nation Clause. (i)If, during the time the Debenture is outstanding and has not been converted or redeemed (the "Unconverted Debenture"), the Company issues (i) debentures or other debt obligations with terms more favourable to the holder than the Debenture issued to the Lender hereunder (whether in terms of a more favorable interest rate, conversion price, warrant coverage or otherwise), the Lender shall have the right to require the Company to issue the Lender a new Debenture (including additional Warrants in the event of more favorable warrant coverage) containing such "favored" terms in a principal amount equal to the Unconverted Debenture, and (ii) warrants or other rights to purchase equity securities in connection with such debt issuance which warrants or rights contain terms more favorable than the Warrant issued herewith, the Lender shall have the right to require the Company to issue the Lender new Warrants containing such "favored" terms. The provisions of the foregoing sentence shall not apply to the issuance by the Company of debt obligations that are not convertible into equity securities or for which the holder of the debt obligations does not receive equity securities. Additionally, if, during the time the Unconverted Debenture are outstanding, the Company issues equity securities in conjunction with warrants or other rights to purchase equity securities with rights or terms more "favored" than the terms of the Warrants issued hereunder, the Lender shall have the right to require the Company to issue the Lender new Warrants containing such "favored" terms. (ii) Upon the issuance by the Company of Common Stock, or any right, warrant or option to purchase Common Stock or any security convertible into or exchangeable for Common Stock, or any obligation or any share of stock convertible into or exchangeable for Common Stock for a "consideration per share actually received" less than the Floor Price in effect immediately prior to the time of such issue or sale, other than (i) the issuance of shares of Common Stock upon exercise of options and warrants granted prior to the date of this Agreement or (ii) issuances of shares of Common Stock upon conversion of debt instruments or preferred stock issued prior to the date of this Agreement; then forthwith upon such issue or sale, the Conversion Price shall be reduced to a price (calculated to the nearest cent) equal to the consideration per share actually received by the Company even if such price is lower than the Floor Price. The Warrant Exercise Price shall be adjusted to the lower of (a) 115% of the Conversion Price under this Section 4(g)(ii) or (b) the exercise price or conversion price of any warrants or other rights to purchase equity securities with more "favored" terms in accordance with section 4(g)(i).

                  For purposes of this paragraph, the following provisions will be applicable:

                  (A) In the case of an issue or sale for cash of shares of Common Stock, the "consideration per share actually received" by the Company shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company. Where such consideration consists of securities, the amount of consideration actually received by the Company will be the market price thereof as of the date of receipt. In case any Common Stock are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets of the non-surviving corporation as is attributable to such Common Stock.

         (B) In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Company) of additional shares of Common Stock for a consideration other than cash or securities or a consideration partly other than cash or securities, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors.

         h. Restrictions on Filing Registration Statements. The Company shall not register any shares of Common Stock pursuant to the registration statement for the Registrable Securities other than the Registrable Securities. The Company shall not file any registration statements with respect to any other shares of Common Stock until 90 calendar days after the Effective Date.

         i. Leakage. The Lender covenants and agrees with the Company that, in the event of a conversion or redemption (pursuant to Section 1(e) of the Debenture), the Lender will not convert or redeem an amount of more than the greater of (i) an aggregate of $50,000 principal amount of the Debenture per week or (ii) an aggregate amount equal to 15% of the average daily dollar volume of shares of Common Stock traded on the Principal Market for the five days prior to conversion or redemption.

k. No Shorting. The Lender agrees that it will not enter into any Short Sales (as hereinafter defined) from the period commencing on the execution of this Agreement and ending on the date on which no Lender holds any outstanding Debentures. For purposes of this section, a "Short Sale" by the Lender shall mean a sale of Common Stock by the Lender that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by the Lender. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by a Lender, (i) Conversion Shares and Warrant Shares that have not yet been issued on conversion of the Debenture or exercise of the Warrant but which the Company is obligated to issue as a result of receipt of a notice of Conversion or receipt of documents and payment required for exercise of the Warrants shall be deemed to be held long by the Lender but (ii) Conversion Shares and Warrant Shares that have not yet been issued on conversion of the Debenture or exercise of the Warrant and which are not subject to receipt of a notice of conversion or receipt of documents and payment required for exercise of the Warrant shall not be deemed to be held long by the Lender.

                  5. TRANSFER AGENT INSTRUCTIONS.

                  a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof and except to the extent necessary or appropriate to exercise the Company's lawful remedies under the Transaction Agreements, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debenture in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to the registration of the shares of Common Stock under the 1933 Act, registered in the name of the Lender or its nominee and in such denominations to be specified by the Lender in connection with each conversion of the Debenture. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise (except under federal and state securities laws) be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Lender's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Lender provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Lender of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock in such name and in such denominations as specified by the Lender.

                  b. Subject to the provisions of this Agreement, the Company will permit the Lender to exercise its right to convert the Debenture in the manner contemplated by the Debenture. c. The Company will authorize its transfer agent to give information relating to the Company directly to the Lender or the Lender's representatives upon the request of the Lender or any such representative, to the extent such information relates to the status of shares of Common Stock issued or claimed to be issued to the Lender in connection with a Notice of Conversion or exercise of a Warrant.

                  d. The Company will permit the Lender to exercise its right to convert the Debenture by telecopying or delivering an executed and completed Notice of Conversion to the Company and delivering, if the conversion would convert the entire remaining principal of the Debenture, within five (5) business days thereafter, the original Debenture being converted to the Company by express courier, with a copy to the transfer agent.

                           The   Company   will   transmit   the    certificates
representing the converted shares issuable upon conversion of the Debenture (together, unless otherwise instructed by the Lender, with Debentures not being so converted) to the Lender at the address specified in the Notice of Conversion (which may be the Lender's address for notices as contemplated by Section 10 hereof or a different address) via express courier, by electronic transfer or otherwise, within three (3) business days (the "Delivery Date") after (A) the business day on which the Company has received the Notice of Conversion (by facsimile or other delivery) and the original Debenture being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the last of such items) or (B) the date an interest payment on the Debenture, which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Debenture, was due.

                  e. The Company understands that a delay in the issuance of the shares of Common Stock beyond the Delivery Date could result in economic loss to the Lender. As compensation to the Lender for such loss, the Company agrees to pay late payments to the Lender for late issuance of Common Stock upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

                                                  Late Payment For Each $10,000
                                                  of Debenture Principal or Interest
      NO. BUSINESS DAYS LATE             AMOUNT BEING CONVERTED

               1                                           $100
               2                                           $200
               3                                           $300
               4                                           $400
               5                                           $500
               6                                           $600
               7                                           $700
               8                                           $800
               9                                           $900
               10                                          $1,000
               >10                                         $1,000 +$200 for each Business Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Lender's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Lender. Furthermore, in addition to any other remedies which may be available to the Lender, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within two (2) business days after the Delivery Date, the Lender will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Lender shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

                  f. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Common Stock to be issued upon conversion of the Debenture and after such Delivery Date, the holder of the Debenture being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Common Stock to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Converting Holder in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

                  g. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Lender and its compliance with the provisions contained in this paragraph, so long as the certificates therefore do not bear a legend and the Lender thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Lender by crediting the account of the Lender's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

h. The holder of the Debenture shall be entitled to exercise its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C. ss.101 ET SEQ. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.







                  6. CLOSING DATE.

                  a. The Closing Date shall occur on the date which is the first business day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

                  b. The closing of the purchase and issuance of the Debenture shall occur on the Closing Date at the offices of the Company at 2:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Lender.

                  7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
                  The Lender understands that the Company's obligation to sell the Debenture to the Lender pursuant to this Agreement on the Closing Date is conditioned upon:

                  a. The execution and delivery of the Transaction Agreements by the Lender;

b. Delivery by the Lender to McLaughlin & Stern, LLP of good funds as payment in full of an amount equal to the Purchase Price for the Securities in accordance with this Agreement.

c. The accuracy on each Closing Date of the representations and warranties of the Lender contained in this Agreement, each as if made on such date, and the performance by the Lender on or before such date of all covenants and agreements of the Lender required to be performed on or before such date;

                  d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval, which shall not have been obtained.

8. CONDITIONS TO THE LENDER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Lender's obligation to purchase the Debenture on the Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company, XCEL, BioSelect and QBI, as the case may be;

                  b. The accuracy in all material respects on each Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company, XCEL, Bio-Select and QBI on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

                  c. On each Closing Date, the Registration Rights Agreement and the Security Agreement shall be in full force and effect and the Company, XCEL, Bio-Select and QBI shall not be in default thereunder;

                  d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval, which shall not have been obtained;

                  e. From and after the date hereof to and including each Closing Date, each of the preceding conditions will have remained in effect and the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market.

                  9. INDEMNIFICATION.

                  a. (i) The Company agrees to indemnify and hold harmless the Lender and its officers, directors, employees, and agents, and the Lender Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Lender, its partners, Affiliates, officers, directors, employees, or duly authorized agents, or the Lender Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, except to the extent such Damages result from the Lender's failure to perform any covenant or agreement contained in this Agreement or the Lender's or its officers, directors, employees, agents or the Lender Control Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

         (ii) The Lender agrees to indemnify and hold harmless the Company and its officers, directors, employees, and agents, and each Company Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Company, its partners, Affiliates, officers, directors, employees, or duly authorized agents, or any such Company Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Lender contained in this Agreement, except to the extent such Damages result primarily from the Company's failure to perform any covenant or agreement contained in this Agreement or the Company's or its officers, directors, employees, agents or Company Control Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

                  b. All claims for indemnification by any Indemnified Party (as defined below) under this Section 9 shall be asserted and resolved as follows:

                  (i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section 9 (an "Indemnified Party") might seek indemnity under Section 9(a) is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section 9 against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an
Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section 9 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply:

(x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9(b), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9(a)). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9(a) with respect to such Third Party Claim.

(y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9(b), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the

Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph
(y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9(a) or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9(a) and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                  c. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to. The indemnification required by this
Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable

                  10. GOVERNING LAW: MISCELLANEOUS.

                  a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York, New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Lender for any reasonable legal fees and disbursements incurred by the Lender in enforcement of or protection of any of its rights under this Agreement

b. At the Closing Date, the Company shall reimburse the Lender for the legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Agreements by paying to up to an aggregate of $10,000 for the preparation and negotiation of the Transaction Agreements. Other than the amounts contemplated in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  e. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  f. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  g. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  h. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  i. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                   j. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  k.  This  Agreement   supersedes  all  prior   agreements  and
understandings among the parties hereto with respect to the subject matter hereof.

                  11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                  (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                  (b) the third business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                  (c) the date delivered after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate to each of the other parties hereto):

COMPANY:          Health Sciences Group, Inc.
                           at its address at the head of this Agreement
                           Attn:   Fred Tannous, CEO
                           Telephone No.: (310) 242-6700
                           Telecopier No.:

                           with a copy to:
Kirkpatrick & Kockhart, LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Attn:  Leib Orlanski, Esq.
Telephone: (310) 552-5000
Telecopier: (310) 552-5001
                           Pollet & Richardson, a Law corporation

Lender:           At the address set forth in the beginning of this Agreement.
                           with a copy to:
                           McLaughlin & Stern LLP
260 Madison Avenue
New York, NY 10016
Attn: Steven W. Schuster, Esq.
Telephone No: (212) 448-1100
Telecopier No:  (212) 448-0066

                  12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Anything in this Agreement or the other Transaction Agreements to the contrary notwithstanding, the Company's and the Lender's representations and warranties herein shall survive the execution and delivery of this Agreement for a period of one year from the date hereof, except the Lenders' representations and warranties in Section 2(m), which shall survive until the applicable statute of limitations, and shall inure to the benefit of the Lender and the Company and their respective successors and assigns.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the Lender as of May 21, 2003. CASTLERIGGMASTER INVESTMENTS,LTD.


Signature:  ____________________       Purchase Price: $_______________

Printed Name: __________________       Office:________________________

Title: _________________________               ________________________


                                       Telephone No._____________________

                                       Telecopier No.______________________






HEALTH SCIENCES GROUP, INC.

By: _____________________________                    Date: May 21, 2003
Name: ___________________________
Title: ____________________________

ANNEX I      FORM OF DEBENTURE
ANNEX II     FORM OF REGISTRATION RIGHTS AGREEMENT
ANNEX III    FORM OF WARRANT
ANNEX IV     FORM OF SECURITY AGREEMENT

SCHEDULE 3(g)
SCHEDULE 3(r)

SCHEDULE 3(g)

REPORTING OBLIGATIONS NOT TIMELY MET:

1. On September 25, 2001 the Company filed a Form 8-K reporting the change of the Company's name that was approved by the shareholders on September 4, 2001.

2. On December 31, 2001 the Company filed a Form 8-K reporting the acquisition of XCEL Healthcare, Inc. that was completed on December 14, 2001.

3. On March 5, 2001 the Company filed a Form 8-K/A disclosing the financial information related to the Company's acquisition of XCEL Healthcare, Inc.

4. On April 16, 2002 the Company filed its Form 10-KSB. This filing was required to be made on April 15, 2002.

5. On May 13, 2002 the Company filed a Form 8-K reporting the rescission of a Stock Purchase Agreement entered into with International Pharmaceutical Group LLC which occurred on April 26, 2002.

6. On August 20, 2002 the Company filed a Form 10-QSB. This filing was required to be made on August 19, 2002.

SCHEDULE 3(r)
Prior Liens


1. A lien granted by Health Sciences Group, Inc. in favor of Whitmire Distribution Corporation in all its fixtures, goods, machinery, equipment, vehicles, inventory, leasehold improvements, accounts, accounts receivable, deposit accounts, including without limitation those maintained with a bank or other financial institution, and all money, letter of credit rights and letter of credit proceeds and assignments thereof, chattel paper, including electronic chattel paper, documents, notes receivable, instruments, investment property, contract rights, general intangibles, including, without limitation, all intellectual property, trade names, trade marks, trade secrets, service marks, patents, patent applications, copyrights, literary rights, royalties, data bases, software and software systems, licenses, franchises, customer lists, goodwill and tax refunds, books and records, prescription files, patient lists, computer programs and records and all other personal property, tangible or intangible (including, without limitation, all signs, appliances, cash registers, computers, computer software, shelving, check-out counters, compressors, freezers, coolers, display cases, customer records, sundries, tobacco products, prescription and over-the-counter pharmaceutical products, health and beauty aids, home healthcare products and general merchandise and supplies); all accessions and additions to, substitutions for and replacements of any of the foregoing; all proceeds or products of any of the foregoing; and all rights to payments under any insurance or warranty, guaranty, or indemnity payable with respect to any of the foregoing. Said lien is evidenced by a UCC Financing Statement filed with the Secretary of State of Colorado on April 11, 2002 as number 2002F037925.

2. A lien granted by XCEL Healthcare, Inc. in favor of Barnes Wholesale (description unreadable). Said lien is evidenced by a UCC Financing Statement filed with the Secretary of State of California on November 26, 2001 as number 0133260568.

3. A lien granted by XCEL Healthcare, Inc. in favor of Cardinal Distribution (description unreadable). Said lien is evidenced by a UCC Financing Statement filed with the Secretary of State of California on May 2, 2002 as number 0212360059.

4. A lien granted by Health Sciences Group, Inc., XCEL Healthcare, Inc., and BioSelect Innovations, Inc. in favor of Stranco Investments, Ltd. and Brivis Investments Ltd. Said liens are evidenced by UCC Financing Statements filed with the Secretary of State of California on February 25, 2003 as number 0305761194 and the Secretary of State of Nevada on March 7, 2003 as number 2003006673-9.